CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Russell E. Anderson, CPA
Russ Bradshaw, CPA
William R. Denney, CPA
Kristofer Heaton, CPA
To the Board of Directors
Lightbridge Corporation
1600 Tysons Boulevard, Suite 550
McLean, VA 22102

We hereby consent to the use of our report dated March 25, 2015, with respect to the financial statements of Lightbridge Corporation incorporated by reference in the Registration Statement on Form S-3 to be filed on or about June 11, 2015. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/Anderson Bradshaw PLLC
Salt Lake City, Utah
June 11, 2015

5296 S. Commerce Dr
Suite 300
Salt Lake City, Utah
84107
USA
(T) 801.281.4700
(F) 801.281.4701

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